EXHIBIT 10.17


                              EMPLOYMENT AGREEMENT



        THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 9th day of November, 1998 by and between NETSPEAK CORPORATION, a Florida corporation with its principal office at 102 Clint Moore Road, Boca Raton, Florida 33487 (the "Company"), and MICHAEL R. RICH, whose residence address is 19 Thousand Oaks Terrace, Howell, New Jersey 07731 (the "Executive").

        The Company wishes to employ the Executive and the Executive wishes to enter into the employ of the Company as President and Chief Operating Officer of the Company.

        NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereby agree as follows:

        1. EMPLOYMENT.

           1.1 EMPLOYMENT AND TERM. The Company shall continue to employ the Executive and the Executive shall continue to serve the Company, on the terms and conditions set forth herein, for the period (the "Term") effective as of December 1, 1998 or such earlier date as may be agreed to by the parties (the "Commencement Date") and expiring on the third anniversary of the Commencement Date, unless sooner terminated as hereinafter set forth.

           1.2 DUTIES OF EXECUTIVE. The Executive shall serve as President and Chief Operating Officer of the Company and shall perform the duties of an executive commensurate with such position, shall diligently perform all services as may be assigned to him by the Board of Directors (the "Board") and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Executive shall devote all his working time and attention to the business and affairs of the Company.

           1.3 DIRECTORSHIP. The Company agrees to nominate and use its best efforts to cause the Executive to be elected to the Board throughout the Term. If the Executive is so elected, he agrees to serve on the Board without additional compensation; provided, however, that the Executive shall resign immediately from the Board at such time as he is no longer employed by the Company.

           1.4 PLACE OF PERFORMANCE. In connection with his employment by the Company, the Executive shall be based at the Company's principal executive offices in Boca Raton, Florida except for required travel on the Company's business to an extent substantially consistent with his present travel obligations.

           1.5 THE COMPANY. As used herein the term the "Company" shall be deemed to include any and all present and future subsidiaries, divisions and affiliates of the Company.

        2. COMPENSATION.

           2.1 BASE SALARY. During the Term, the Executive shall receive a base salary at the annual rate of $200,000, subject to adjustment in accordance with
Section 2.2 hereof (the "Base Salary"). The Base Salary shall be payable in substantially equal installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes.

           2.2 ADDITIONAL CASH COMPENSATION. The Executive shall also be entitled to receive such increments in base salary and performance or merit bonuses (collectively, "Bonus") as shall be determined from time to time during the term by the Board. The minimum amount of the Bonus (the "Minimum Bonus") that the Executive shall receive for the first year of the Term shall be $100,000, payable quarterly. During the second and third years of the Term, the Executive and the Company's Chief Executive Officer shall mutually agree on a level of Minimum Bonus, which shall be submitted to the Board for approval.

           2.3 STOCK OPTIONS. On the Commencement Date, the Company shall grant to the Executive non-qualified stock options under the Company's 1995 Stock Option Plan, as amended (the "Plan") to purchase an aggregate of 250,000 Shares of Common Stock at an exercise price equal to the fair market value on the Commence Date (the "Options"). The Options shall vest as to 25,000 Options on the Commencement Date, with the remainder to vest in equal installments on the first, second and third anniversary of the Commencement Date. The Options shall otherwise be subject to and governed by the other terms of the Plan.

           2.4 LOAN. On the Commencement Date, the Company shall lend the Executive the sum of $400,000 evidenced by a promissory note (the "Note"). The Note shall bear interest at the Adjusted Federal Rate. The principal amount of the Note shall be payable in three equal installments on the first, second and third anniversary of the Commencement Date together with accrued interest thereon; provided, however, that the principal amount and accrued interest due on each of the foregoing dates shall be forgiven in the event the Executive is still employed by the Company on such date or in the event the Company terminates the Executive's employment without Cause (as hereinafter defined)..

           2.5 NON-RENEWAL. If at the end of the Term the Company shall elect not to extend or renew this Agreement, then the Company shall continue to pay to the Executive his Base Salary at the rate then in effect for a period of 12 months after the expiration of the Term (the "Severance Period"), payable in accordance with the Company's normal payroll schedule, subject to applicable withholding and other taxes. Any such amount payable pursuant to this Section 2.5, shall be offset by cash compensation payable to the Executive during the Severance Period from other employment.

        3. EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

           3.1 EXPENSE REIMBURSEMENT. During the Term, the Company, upon the submission of supporting documentation by the Executive, and in accordance with Company policies for its executives, shall reimburse the Executive for all expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company, including expenses for travel and entertainment.

           3.2 OTHER BENEFITS. The Company shall obtain or shall continue in force such medical, dental, life and disability insurance coverages, either group or individual, as the Company may provide for its executive employees generally, for the Executive (collectively, the "Policies"), which Policies the Company shall keep in effect throughout the Term. The Policies to be provided by the Company shall be on terms as determined by the Board.

           3.3 VACATION. Executive shall be entitled to three weeks vacation paid during each year of the Term which shall not accrue from year to year.

        4. TERMINATION.

           4.1 TERMINATION FOR CAUSE. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated by the Company for Cause. As used in this Agreement "Cause" shall mean (i) subject to the following sentences, any action or omission of the Executive which constitutes a willful breach of this Agreement which is not cured or as to which diligent attempts to cure have not commenced within 10 days after receipt by Executive of notice of thereof, (ii) fraud, embezzlement or misappropriation as against the Company or
(iii) the conviction of Executive for any criminal act. Upon any termination pursuant to this Section 4.1, (a) the Company shall pay to the Executive any unpaid Base Salary at the rate then in effect accrued through the effective date of termination specified in such notice, and (b) the unpaid principal of balance and accrued but unpaid interest on the Note as of the effective date of termination shall be immediately due and payable. Except as provided above, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 3.1 and all Options not vested shall immediately terminate and expire).

           4.2 RESIGNATION BY EXECUTIVE. This Agreement may be terminated by the Executive upon delivery of notice therefore not less than 45 days prior to such termination date. Upon receipt of such notice, the Company may, in its sole discretion, release the Executive of his duties and his employment hereunder prior to the expiration of the 45 day notice period. Notwithstanding anything contained in this Agreement or the Plan to contrary, in the event of a termination by the Executive pursuant to this Section 4.2, (i) the Company shall pay to the Executive any unpaid Base Salary accrued through the effective date of termination, (ii) all Options granted to the Executive pursuant to the Plan not fully vested as of the date of termination shall immediately be canceled and
(iii) the unpaid principal balance of and accrued but unpaid interest on the Note as of the effective date of termination shall be immediately due and payable.

           4.3 DISABILITY. Notwithstanding anything contained in this Agreement to the contrary, the Company, by 30 days written notice to the Executive, shall at all times have the right to terminate this Agreement, and the Executive's employment hereunder, if the Executive shall, as the result of mental or physical incapacity, illness or disability, fail to perform his duties and responsibilities provided for herein for a period of more than 60 days in any 12 month period. Upon the termination pursuant to this Section 4.3, the Company shall continue (i) to pay to the Executive Base Salary and Minimum Bonus at the rates then in effect for a period of 12 months after the effective date of termination (the "Severance Period") and (ii) employee benefit programs as to the Executive for the Severance Period. In addition, the unpaid principal balance of and accrued but unpaid interest on the Note as of the termination of the Severance Period shall be due and payable upon termination of the Severance Period. Except as provided above, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses, incurred prior to the date of termination, subject, however to the provisions of
Section 3.1).

        5. DEATH. In the event of the death of the Executive during the Term of his employment hereunder, the Company shall pay to the personal representative of the estate of the deceased Executive (i) any unpaid Base Salary accrued through the date of his death plus (ii) an amount equal to the Minimum Bonus at the rate then in effect for the year in which termination occurs. In addition, the unpaid principal balance of and accrued but unpaid interest on the Note as of the date of death shall become immediately due and payable. Except as provided above, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, during the Severance Period, subject, however to the provisions of Section 3.1).

        6. RESTRICTIVE COVENANTS.

           6.1 NON-COMPETITION. During the Term and for a period of one year following the termination of the Executive's employment by the Company, Executive shall not, directly or indirectly engage in or have any interest in, directly or indirectly, any sole proprietorship, partnership, corporation, business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that, directly or indirectly, engages primarily in the development, manufacturing, distribution, or supply of products and services competitive with the Company's and/or any subsidiary's products and services in any and all states in which the Company and/or any subsidiary conducts its business during the Term or at the time Executive's employment with the Company is terminated (the "Territory"); provided, however, that Executive may hold Company securities and/or acquire, solely as an investment, shares of capital stock or other equity securities of any such company, so long as Executive does not control acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent of any class of capital stock of such corporation.

           6.2 NONDISCLOSURE. During the Term and following termination of the Executive's employment with the Company, Executive shall not divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, methods of doing business and promotion of the Company's products and services) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary. For purposes of this Agreement "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof and not generally known or in the public domain, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law.


           6.3 NONSOLICITATION OF EMPLOYEES. During the Term and for a period of two years following termination of the Executive's employment with the Company, Executive shall not directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months.

           6.4 BOOKS AND RECORDS. All books, records, accounts and similar repositories of Confidential Information of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of this Agreement or on the Board's request at any time.

        7. INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in
Section 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 6 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

        8. CONSOLIDATION, MERGER OR SALE OF ASSETS. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement, and all obligations of the Company hereunder, in writing. Upon such consolidation, merger, or transfer of assets and assumption, the term "the Company" as used herein, shall mean such other corporation and this Agreement shall continue in full force and effect. Notwithstanding the foregoing, in the event that the Company merges into or with, or transfers all or substantially all, of its assets to another corporation, which results in a material change of ownership of the Company, all Options granted to the Executive pursuant to the Plan not fully vested shall immediately vest upon such transaction.

        9. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance herewith, and judgment upon the award rendered by the arbitrators may be entered in any Court having jurisdiction thereof. Venue of the arbitration shall be in Palm Beach County, Florida. Any controversy or claim shall be submitted to three arbitrators selected from the panels of the arbitrators of the American Arbitration Association. The arbitrators, in addition to any award made, shall have the discretion to award the prevailing party the costs of the proceedings, together with reasonable attorneys' fees, provided that absent such award, each party shall bear the costs of its own counsel and presentation of evidence, and each party shall share equally the cost of such arbitration proceeding. Any award made hereunder may be docketed in a court of competent jurisdiction in Palm Beach County, Florida, and all parties hereby consent to the personal jurisdiction of such court for purposes of the enforcement of the arbitration award.

        10. BINDING EFFECT. Except as herein otherwise provided, this Agreement shall inure to the benefit of and shall be binding upon the parties hereto, their personal representatives, successors, heirs and assigns. The Executive may not assign his rights or benefits, or delegate any of his duties, hereunder without the prior written consent of the Company.

        11. FURTHER ASSURANCES. At any time, and from time to time, each party will take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

        12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

        13. AMENDMENT. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

        14. ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other party and except as provided in
Section 9 hereof.

        15. CHOICE OF LAW. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Florida, without giving effect to the application of the principles pertaining to conflicts of laws.

        16. EFFECT OF WAIVER. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

        17. CONSTRUCTION. The parties hereto and their respective legal counsel participated in the preparation of this Agreement; therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

        18. SEVERABILITY. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

        19. NO THIRD-PARTY BENEFICIARIES. No person shall be deemed to possess any third-party beneficiary right pursuant to this Agreement. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Agreement.

        20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original.

        21. NOTICE. Any notice required or permitted to be delivered hereunder shall be in writing and shall be deemed to have been delivered when hand delivered, sent by facsimile with receipt confirmed or when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, or by overnight courier, addressed to the parties at the addresses first stated herein, or to such other address as either party hereto shall from time to time designate to the other party by notice in writing as provided herein.

        IN WITNESS WHEREOF, this Agreement has been duly signed by the parties hereto on the day and year first above written.

                                            NETSPEAK CORPORATION


                                            By:
                                               -------------------------------
                                                  Name:
                                                       -----------------------
                                                   Title:
                                                         ---------------------


                                            ----------------------------------
                                            MICHAEL R. RICH